UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, the Board of Directors (the “Board”) of Catalyst Biosciences, Inc. (the “Company”) approved an increase in the authorized number of directors of the Board to eight members and then appointed Andrea S. Hunt as a member of the Board to fill the vacancy on the Board. Ms. Hunt was appointed as a Class II director whose term will expire as of the 2020 annual stockholders’ meeting. The Board has not appointed Ms. Hunt to any board committees at this time.

Ms. Hunt served as the Vice President of New Product Gene Therapy, Neuroscience, Oncology and Ophthalmology with Shire from June 2016 until June 2017, where she developed and integrated strategies for Shire’s gene therapy platform. She previously served as the Vice President – Global Franchise Head for Blood Disorders within the Hematology Division of Baxalta from June 2015 to June 2016 before it was acquired by Shire. From 1988 to 2015, Ms. Hunt served in various roles with Baxter Healthcare, most recently serving as Vice President – Lead BAX855 and Gene Therapy in the Biosciences division from 2014 to June 2015. She served as a board member of the Alliance for Regenerative Medicine and is an advisor to the Angiogenesis Foundation. Ms. Hunt received her MBA from the University of Michigan at Ann Arbor and her B.S. in Hospital Dietetics and B.A. in Foods & Nutrition from the University of Illinois at Urbana-Champaign.

As a non-employee director, consistent with the Company’s director compensation policy, in connection with her appointment to the Board, Ms. Hunt was granted a non-qualified stock option to purchase 10,000 shares of common stock of the Company, which option will vest monthly over three years, subject to continued service. At each annual meeting of stockholders, Ms. Hunt will also receive an annual non-qualified stock option to purchase 5,000 shares of common stock of the Company, which will vest over one year. In addition, Ms. Hunt is entitled to an annual cash retainer of $35,000 for her service on the Board, payable on a quarterly basis. This retainer may be irrevocably elected on an annual basis to be received in the form of fully vested shares of common stock of the Company in lieu of cash.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Ms. Hunt, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on October 26, 2017 by Catalyst Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: November 1, 2017	/s/ Fletcher Payne
Fletcher Payne
Chief Financial Officer